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                                                                    Exhibit 28.B
                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association

           ---------------------------------------------------------------

                          First Chicago Master Trust II
                                January 10, 2002
           ---------------------------------------------------------------


The undersigned, duly authorized representatives of First USA Bank, National Association ("First USA"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990, as amended and restated as of September 1, 1999, as amended and supplemented, (the "Pooling and Servicing Agreement") by and between First USA, as Seller and Servicer and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify as follows:

  1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

  2. First USA is as of the date hereof the Seller and Servicer under the Pooling and Servicing Agreement.

  3. The undersigned are Servicing Officers.

  4. The aggregate amount of Collections processed for the Due Period for this
     Distribution Date was equal to                                                 $4,267,927,121.73

  5. (a) The aggregate amount of such Collections allocated to Principal
     Receivables for the Due Period for this Distribution Date was equal to         $4,102,604,505.54

     (b) The aggregate amount of such Collections allocated to
     Finance Charge Receivables for the Due Period for this
     Distribution Date was equal to                                                 $  165,322,616.19

  6. (a) The aggregate Interchange Amount (which will be included as Finance
     Charge Receivables for all Series) for this Distribution Date was equal to     $   65,641,672.09

     (b) The aggregate Net Recoveries Amount (which will be
     included as Finance Charge Receivables for all Series) for this
     Distribution Date was equal to                                                 $    4,172,524.00

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  7. The Invested Percentage of Collections allocated to Principal Receivables for the Due Period was equal to for:

        Series 1995-M                     4.321%
        Series 1995-O                     4.321%
        Series 1996-Q                     7.779%
        Series 1996-S                     6.050%
        Series 1997-U                     3.457%
        Series 1999-W                     6.482%
        Series 1999-X                     6.482%
        Series 1999-Y                     4.754%

                                       2

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  8. The Invested Percentage of Collections allocated to Finance Charge
     Receivables for the Due Period was equal to for:

       Series 1995-M                      3.593%
       Series 1995-O                      4.321%
       Series 1996-Q                      1.222%
       Series 1996-S                      6.050%
       Series 1997-U                      3.457%
       Series 1999-W                      6.482%
       Series 1999-X                      6.482%
       Series 1999-Y                      4.754%

                                       3

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  9. The Invested Percentage with respect to the Investor Default Amount for the
     Due Period was equal to for:

          Series 1995-M                    3.593%
          Series 1995-O                    4.321%
          Series 1996-Q                    1.222%
          Series 1996-S                    6.050%
          Series 1997-U                    3.457%
          Series 1999-W                    6.482%
          Series 1999-X                    6.482%
          Series 1999-Y                    4.754%

                                       4

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  10. The aggregate amount of drawings or payments, if any, under the
      Enhancement, if any, required to be made on the next succeeding Distribution Date is equal to for:

            Series 1995-M                    $0.00
            Series 1995-O                    $0.00
            Series 1996-Q                    $0.00
            Series 1996-S                    $0.00
            Series 1997-U                    $0.00
            Series 1999-W                    $0.00
            Series 1999-X                    $0.00
            Series 1999-Y                    $0.00

                                       5

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  11. The amount of interest due on the Cash Collateral Account loan, if applicable, required to be paid on the next Distribution Date is equal to for:

         Series 1995-M                    $0.00
         Series 1995-O                    $0.00
         Series 1996-Q                    $0.00
         Series 1996-S                    $0.00
         Series 1997-U                    $0.00
         Series 1999-W                    $0.00
         Series 1999-X                    $0.00
         Series 1999-Y                    $0.00

                                       6

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  12. The amount of Monthly Servicing Fee required to be paid on the next succeeding Distribution Date is equal to for:

         Series 1995-M            $  593,861.82
         Series 1995-O            $  714,285.72
         Series 1996-Q            $  201,899.26
         Series 1996-S            $1,000,000.00
         Series 1997-U            $  571,428.58
         Series 1999-W            $1,071,428.57
         Series 1999-X            $1,071,428.57
         Series 1999-Y            $  785,714.29

                                       7

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  13. The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of interest is equal to for:

         Series 1995-M            $  825,800.29
         Series 1995-O            $  995,438.81
         Series 1996-Q            $  265,833.99
         Series 1996-S            $1,335,980.38
         Series 1997-U            $  757,224.07
         Series 1999-W            $1,464,550.70
         Series 1999-X            $1,488,658.04
         Series 1999-Y            $1,089,602.73

                                       8

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  14. The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of principal is equal to for:

         Series 1995-M          $48,169,556.84
         Series 1995-O          $48,169,557.75
         Series 1996-Q          $86,519,405.78
         Series 1996-S          $         0.00
         Series 1997-U          $         0.00
         Series 1999-W          $         0.00
         Series 1999-X          $         0.00
         Series 1999-Y          $         0.00

                                       9

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
  15. The excess, if any, of the Seller Amount over the Aggregate Principal
      Receivables required to be maintained pursuant to the Agreement              $7,451,506,478.38

  16. The Seller Amount for the Due Period divided by Aggregate Principal
      Receivables for the Due Period                                                          63.639%

  17. The Minimum Seller's Interest Percentage                                                 7.000%

  18. Attached hereto is a true and correct copy of then statement required to be delivered by the Servicer on the date of this Certificate to the Trustee in respect of each Series of outstanding pursuant to Section
      5.02(a) of the Agreement, if applicable.

  19. As of the date hereof, to the best knowledge of the undersigned, no default in the performance of the obligation of the Servicer under the
      Pooling and Servicing Agreement has occurred or is continuing except as
      follows:                                                                                  NONE

  20. As of the date hereof no Liquidation Event has been deemed to have occurred for the Due Period for this Distribution Date with respect to any Series.

  21. As of the date hereof, to the best of the knowledge of the undersigned, no Lien has been placed on any of the Receivables other than the Lien granted by the Pooling and Servicing Agreement.

  22. During the preceding calendar month, the number of newly - originated
      Accounts was                                                                                 0

                                       10